EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in SciClone Pharmaceuticals, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 8, 2015